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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          GENENCOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                               16-1362385
(State of incorporation or organization)                   (I.R.S. Employer Identification No.)

                               925 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304

   (Address, including zip code, of registrant's principal executive offices)
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     If this form relates to the registration of a class of securities pursuant
to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

     Securities Act registration statement file number to which this form relates: 333-36452

     Securities to be registered pursuant to Section 12(b) of the Act:

                                                                      NAME OF EXCHANGE ON WHICH
     TITLE OF EACH CLASS TO BE REGISTERED                           EACH CLASS IS TO BE REGISTERED

                     None.                                                      None.

     Securities to be registered pursuant to Section 12(g) of the Act:

                                                                      NAME OF EXCHANGE ON WHICH
     TITLE OF EACH CLASS TO BE REGISTERED                           EACH CLASS IS TO BE REGISTERED

     Common stock, par value $0.01 per share.                            NASDAQ National Market.

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Item 1. Description of Registrant's Securities to be Registered.

     This registration statement relates to the registration of shares of Common Stock, par value $0.01 per share, of Genencor International, Inc. (the "Registrant"). Reference is made to the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registrant's Registration Statement on Form S-1 (File No. 333-36452) that was filed with the Securities and Exchange Commission on May 5, 2000 (the "Registration Statement"), and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended, which is hereby deemed incorporated by reference herein in accordance with the Instruction to Item 1 of Form 8-A.

Item 2. Exhibits

   Exhibit Number  Description
   --------------  -----------
        3.3        Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.3 to the
                   Registration Statement on Form S-1 (File No. 333-36452) of the Registrant, as amended).

        3.4        Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Registration
                   Statement on Form S-1 (File No. 333-36452) of the Registrant, as amended).

        4.1        Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the
                   Registration Statement on Form S-1 (File No. 333-36452) of the Registrant, as amended).

       10.2        Stock Option and Stock Appreciation Right Plan (Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-36452) of the Registrant, as amended).

       10.3        Form of Nonstatutory Stock Option or Stock Appreciation Right Agreement under the Stock
                   Option and Stock Appreciation Right Plan (Incorporated by reference to Exhibit 10.3 to the
                   Registration Statement on Form S-1 (File No. 333-36452) of the Registrant, as amended).

       10.4        Form of Stock Grant Notice (Incorporated by reference to Exhibit 10.4 to the Registration
                   Statement on Form S-1 (File No. 333-36452) of the Registrant, as amended).

       10.5        Stockholder Agreement between the Company,  Eastman Chemical Company and Danisco A/S, dated
                   July 25, 2000 (Incorporated by reference to Exhibit 10.5 to the Registration Statement on
                   Form S-1 (File No. 333-36452) of the Registrant, as amended).

       10.24       Form of Restricted Stock Purchase Agreement (Incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 (File No. 333-36452) of the Registrant, as amended).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        GENENCOR INTERNATIONAL, INC.


                                        By: /s/ STUART L. MELTON
                                            -----------------------------------
                                            Stuart L. Melton
                                            Senior Vice President Commercial and
                                                    Legal Affairs

Dated: July 26, 2000

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